租赁合同

甲方：恩平市牛江镇经济发展办公室　　　　（以下简称甲方）

乙方：江门市一力渔业发展有限公司　　　　（以下简称乙方）

为了充分利用资源，进一步发展经济，受牛江镇政府委托，甲方将位于恩平市牛江镇长安街财政大楼202室租赁给乙方经营。根据合同法，为明确双方的权利和义务，经双方协商，制定本合同。

一、房屋的基本情况：

出租的房屋位于恩平市牛江镇长安街财政大楼202室，建筑面积约40㎡。

二、租赁时间：共伍年。即从2011年7月15日至2016年7月14日止。

三、租赁费及付款办法：

每月租赁费500元，共计人民币叁万元整（￥：30000元）。合同签订后，乙方按半年付款一次的方式将租赁费支付给甲方。

四、证照办理及税费

房屋出租后，有关办证手续由乙方负责申办。甲方协助乙方做好有关的办证工作和协调工作，办证所需费用由乙方负责支付。

五、双方责任：

1、房屋出租后，该房屋的使用权归属乙方，与甲方无关。甲方不得干预乙方进行使用的权利。乙方如需要改变铺位的固定结构，必须

取得甲方同意，否则，发生任何事故均由乙方负责，甲方有权终止合同，情节严重的交由司法部门处理。

2、乙方从事的经营活动，必须到工商部门申请牌照，其经营活动与甲方无关，如法律规定必须由乙方承担的法律责任，甲方有权向乙方追偿。

3、乙方在租赁房屋期间，必须做好防火、防盗工作，确保安全，如不按有关部门要求、规定做好安全工作的，一切责任由乙方负责，造成事故和严重后果的，追究乙方的法律责任。

4、乙方在租赁期间，房屋的水电及一切费用，由乙方负责。

本协议经双方共同签订后即具有法律效力，双方均要共同遵守执行；否则，违约方要负经济和法律责任。

本合同一式二份，甲乙双方各执一份，本合同自签订之日起生效。

甲方：恩平市牛江镇经济发展办公室　　**乙方：江门市一力渔业发展有限公司**

（印章：恩平市牛江镇经济发展办公室）

代表人：（签名）　　**代表人：**潘世芳

签订地点：牛江镇　　时间：2011年7月15日

Tenancy Agreement

Party A (hereinafter referred to as Party A): Enping City Niujiang Town Economic Development Office
Party B (hereinafter referred to as Party B): Jiangmen City A Power Fishery Developement Co., Ltd.

In order to make full use of resources, further the development of economy, commissioned by Niujiang Town Government, Party A propose to rent the unit that locate at Room 202, Treasury Building, Changan Street, Niujiang Town, Enping City to Party B for operation. According to the contract law, for the sake of the rights and obligations of both sides, Party A and Party B draw up this contract by mutual agreement.

1. Basic information of the rental unit:
   The location of this rental unit is Room 202, Treasury Building, Changan Street, Niujiang Town, Enping City, and the construction area is about forty square meters.

2. The lease term is five years. From 15th July,2011 to 14th July, 2016.

3. Rent and payment terms:
   The rent is five hundreds RMB per month, total amount is thirty thousand RMB. Party B should pay the rent by semiannual after signing this contract.

4. Certificates handling and the tax:
   After rented the unit, Party B should responsible for the formalities of certificates' application. Party A should help Party B to do the accreditation work and coordinate work. The cost should pay be Party B.

5. Obligations of both sides:
   (1). After rented the unit, the use rights belong to Party B and have nothing to do with Party A. Party A shall not intervene the usage rights of Party B. Party B should obtain Party A's consent if Party B need to change the fixed structure, otherwise, Party B should be responsible for any accidents. Party A is entitled to cancel this contract. The Judicial Department will handle the case if the accidents are serious.

   (2). The Business that Party B engaged in, must have the license which applied by Party B from Industry and Commerce Department. The business activities have nothing to do with Party B. Party A has the right to demand Party B for compensation if law requires the responsibilities must be borne by Party B.

   (3). During the rental period, Party B must prepare well in preventing fire and burglary, make sure the safety. Party B shall be held responsible for all responsibility if Party B do not follow the requirements and the rule. Party B shall be charge of legal responsibility if caused accidents and serious consequences.

   (4). Party B shall bear all cost such as water and electricity during the lease term.

This contract is effective after signed by both sides, and abide by them. Otherwise, the breaching party shall be responsible for economic and legal responsibilities.

The above contract is 2 originals, which each party will hold 1 original(s). This contract is effective from the date of signing.

Party A: Enping City Niujiang Town Economic Development Office Representative:
Party B: Jiangmen City A Power Fishery Developement Co., Ltd. Representative:
Signed at: Niujiang Town

July 15th, 2011